UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026 (July 15, 2026)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00941	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 418-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange
7.50% Notes due 2029	CICB	The New York Stock Exchange
7.50% Notes due 2031	CICC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 15, 2026, CĪON Investment Corporation (“CION”) entered into (i) a Note Purchase Agreement with a certain institutional investor (the “2029 Notes Note Purchase Agreement”) in connection with the issuance of up to $10,000,000 in aggregate principal amount of CION’s 7.50% senior unsecured notes due 2029 (the “2029 Notes”) and (ii) a Note Purchase Agreement with a certain institutional investor (the “2031 Notes Note Purchase Agreement”) in connection with the issuance of up to $50,000,000 in aggregate principal amount of CION’s 8.00% senior unsecured notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”).

The Notes will be issued in two closings, with (a) the initial closing on July 15, 2026 totaling $30,000,000, consisting of an aggregate principal amount of $2,000,000 in 2029 Notes and an aggregate principal amount of $28,000,000 in 2031 Notes and (b) subject to acceptance by the purchasers, a subsequent closing of up to $30,000,000, consisting of up to an aggregate principal amount of $8,000,000 in 2029 Notes and up to an aggregate principal amount of $22,000,000 in 2031 Notes, with such subsequent closing to occur with notice from CION to the purchasers within one year following the initial closing date, subject to the conditions set forth in the applicable Note Purchase Agreement. The 2029 Notes were issued at a purchase price equal to 98.00% of the principal amount of the 2029 Notes and the 2031 Notes were issued at a purchase price equal to 97.00% of the principal amount of the 2031 Notes. CION intends to use the net proceeds to repay a portion of its outstanding debt and the remainder, if any, for working capital and general corporate purposes.

The 2029 Notes and the 2031 Notes will bear interest at a fixed rate equal to 7.50% and 8.00% per year, respectively, which will be paid quarterly commencing on October 15, 2026. The 2029 Notes and the 2031 Notes will mature on September 30, 2029 and July 15, 2031, respectively. CION has the right to, at its option, redeem all or a part that is not less than 10% of the 2029 Notes and the 2031 Notes on or after June 30, 2029 and July 15, 2027, respectively, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, if any, and without any premium or penalty.

The Notes are general unsecured obligations of CION that rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by CION, rank effectively junior to any of CION’s secured indebtedness (including unsecured indebtedness that CION later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by certain of CION’s subsidiaries, financing vehicles or similar facilities.

The Note Purchase Agreements contain other terms and conditions, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of CION’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, (iii) minimum shareholders’ equity of $493.1 million, (iv) a minimum asset coverage ratio of not less than 150%, (v) a minimum interest coverage ratio of 1.25 to 1.00 and (vi) an unencumbered asset coverage ratio of 1.25 to 1.00. The Note Purchase Agreements also contain a “most favored lender” provision in favor of the purchasers in respect of any new unsecured indebtedness in excess of $25 million incurred by CION, which indebtedness contains a financial covenant not contained in, or more restrictive against CION than those contained, in the Note Purchase Agreements. In addition, the Note Purchase Agreements contain customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness or derivative securities of CION in an outstanding aggregate principal amount of at least $25 million, certain judgments and orders, and certain events of bankruptcy.

The offering was conducted, and the Notes were issued, as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. As a result, the Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The foregoing description of each Note Purchase Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of each such agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

CION views the issuance of the Notes as one component of a comprehensive capital management strategy designed to optimize its balance sheet through greater unsecured borrowings and support its broader objective of reducing its leverage profile through the expected repayment of certain outstanding indebtedness over the next few quarters.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	2029 Note Purchase Agreement, dated as of July 15, 2026, by and between CĪON Investment Corporation and a certain institutional investor.

10.2	2031 Note Purchase Agreement, dated as of July 15, 2026, by and between CĪON Investment Corporation and a certain institutional investor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2026	CĪON INVESTMENT CORPORATION

	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer